Exhibit 99.1

FOR IMMEDIATE RELEASE

RadNet Reports Record Fourth Quarter and Full Year 2019 Results and Releases 2020 Financial Guidance

•	For the fourth quarter of 2019, RadNet reports Total Net Revenue (“Revenue”) of $300.8 million and Adjusted EBITDA([1])of $46.9 million; Revenue increased 17.0% and Adjusted EBITDA(1) increased 5.5% as compared with the same quarter in 2018

•	For full year 2019, RadNet reports Revenue of $1,154.2 million and Adjusted EBITDA(1)of $164.1 million; Revenue increased 18.4% and Adjusted EBITDA(1) increased 15.8% as compared with full year 2018

•	Net Income Attributable to RadNet, Inc. Common Stockholders(“Net Income”) for the fourth quarter was $10.4 million, or $0.21 per diluted share; This compares to an Adjusted Net Income of $4.5 million, or $0.09 per diluted share, in the fourth quarter of 2018, adjusted to exclude a $39.5 million gain from the re-measurement of the Company’s equity interest in New Jersey Imaging Network upon its consolidation and a $19.1 million expense from changes in the organization of east coast and international operations, on a tax-effected basis (“Adjusted Net Income”)

•	For full year 2019, Net Income was $14.8 million, or $0.29 per diluted share; This compares with an Adjusted Net Income of $7.6 million, or $0.16 per diluted share in 2018

•	In the fourth quarter, aggregate volumes increased 5.6% and same center volumes increased 3.3% compared with last year’s fourth quarter

•	RadNet announces 2020 guidance ranges, anticipating increases in Revenue, Adjusted EBITDA(1) and Free Cash Flow

LOS ANGELES, California, March 12, 2020 – RadNet, Inc. (NASDAQ: RDNT), a national leader in providing high-quality, cost-effective, fixed-site outpatient diagnostic imaging services through a network of 335 owned and/or operated outpatient imaging centers, today reported financial results for its fourth quarter and full year ended December 31, 2019.

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Financial Results

Fourth Quarter Report:

For the fourth quarter of 2019, RadNet reported Revenue of $300.8 million and Adjusted EBITDA(1) of $46.9 million. Revenue increased $43.6 million (or 17.0%) and Adjusted EBITDA(1) increased $2.4 million (or 5.5%) from the fourth quarter of 2018.

Net Income for the fourth quarter of 2019 was $10.4 million, or $0.21 per diluted share. This compares to an Adjusted Net Income of $4.5 million, or $0.09 per diluted share, in the fourth quarter of 2018. These per share values are based upon a weighted average number of diluted shares outstanding of 50.6 million in the fourth quarter of 2019 and 49.3 million of diluted shares outstanding in the fourth quarter of 2018.

Affecting Net Income in the fourth quarter of 2019 were certain non-cash expenses and non-recurring items including: $1.8 million of non-cash employee stock compensation expense; $564,000 of severance paid in connection with headcount reductions related to cost savings initiatives; $898,000 loss on the disposal of certain capital equipment; $1.3 million net gain on the re-measurement of pre-existing interests; and $1.1 million of amortization of deferred financing costs and loan discount related to our existing credit facilities.

For the fourth quarter of 2019, as compared with the prior year’s fourth quarter, MRI volume increased 6.7%, CT volume increased 9.3% and PET/CT volume increased 13.6%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 5.6% over the prior year’s fourth quarter. On a same-center basis, including only those centers which were part of RadNet for both the fourth quarters of 2019 and 2018, MRI volume increased 3.8%, CT volume increased 6.2% and PET/CT volume increased 7.4%. Overall same-center volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 3.3% from the prior year’s same quarter.

Dr. Howard Berger, President and Chief Executive Officer of RadNet, commented “Our business performance was very strong in the fourth quarter. Our key metrics improved from last year’s fourth quarter, including Revenue, Adjusted EBITDA(1) and aggregate and same-center volumes. In particular, we grew our fourth quarter Revenue by 17.0% and Adjusted EBITDA(1) by over 5.5% as compared with an excellent fourth quarter in 2018,” added Dr. Berger.

“Our focus on patient services, our highly-recognized regional branding and our deployment of leading-edge technologies make RadNet centers preferred by patients, health plans and referring physicians. As we continue through 2020, our focus will be on continued expansion of our regional networks through organic growth, acquisitions and the addition of our hospital joint venture offerings. Furthermore, as demonstrated by yesterday’s announcement of the acquisition of DeepHealth, we are committed to driving technology applications, including those utilizing artificial intelligence, that we believe will increase productivity, drive efficiencies and improve patient outcomes,” Dr. Berger noted.

Annual Report:

For full year 2019, RadNet reported Revenue of $1,154.2 million and Adjusted EBITDA(1) of $164.1 million. Revenue increased $179.0 million (or 18.4%) and Adjusted EBITDA(1) increased $22.4 million (or 15.8%) as compared with 2018.

Net Income for 2019 was $14.8 million, or $0.29 per diluted share. This compares to an Adjusted Net Income of $7.6 million, or $0.16 per diluted share, in 2018. These per share values are based upon a weighted average number of diluted shares outstanding of 50.2 million in 2019 and 48.7 million of diluted shares outstanding in 2018.

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Affecting Net Income in 2019 were certain non-cash expenses and non-recurring items including: $8.7 million of non-cash employee stock compensation expense; $1.6 million of severance paid in connection with headcount reductions related to cost savings initiatives; $2.4 million loss on the disposal of certain capital equipment; $768,000 net gain on the re-measurement of pre-existing interests; and $4.2 million of amortization of deferred financing costs and loan discount related to our existing credit facilities.

For the year ended December 31, 2019, as compared to 2018, MRI volume increased 8.9%, CT volume increased 12.2% and PET/CT volume increased 9.6%. Overall volume, taking into account routine imaging exams, inclusive of x-ray, ultrasound, mammography and other exams, increased 9.4% for the twelve months of 2019 over 2018.

Dr. Berger remarked, “Besides driving strong organic growth and effectively controlling expenses throughout the year, we made significant progress in 2019 towards furthering all aspects of our business strategy. First, with respect to acquisitions, we purchased Kern Radiology, an operator of five imaging centers in Bakersfield, California, as well as completed small tuck-in transactions in West Hills, California, Islip, New York and Central New Jersey. We established our second California-based joint venture with Dignity Health in Ventura County and entered into discussions with several health systems to establish additional joint ventures. Additionally, we began to pursue applications for artificial intelligence by creating a division within RadNet focused on developing algorithms for image interpretation and for streamlining certain business processes. This process which began by acquiring Nulogix and partnering with Whiterabbit.ai during 2019, will also look to acquire or partner with third party companies developing or offering alternative AI-based technology solutions. The agreement to acquire DeepHealth, announced yesterday, and the appointment of Dr. Greg Sorensen to direct our AI initiatives demonstrate our confidence and commitment to AI and our belief that AI will transform the way we do business in coming years.”

Actual Results vs. 2019 Guidance:

The following compares the Company’s actual 2019 performance with previously announced revised guidance levels.

	2019 Guidance Range	2019 Actual Results
Total Net Revenue	$1,100 million - $1,150 million	$1,154 million
Adjusted EBITDA(1)	$158 million - $168 million	$164.1 million
Capital Expenditures (a)	$65 million - $70 million	$71.5 million
Cash Paid for Interest	$43 million - $48 million	$47.0 million
Free Cash Flow Generation (b)	$45 million - $55 million	$45.6 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, and excludes New Jersey Imaging Network capital expenditures of $2.6 million.
(b)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Paid for Interest.

Dr. Berger commented, “We exceeded our revised Total Net Revenue guidance range and finished the year above the middle of our revised Adjusted EBITDA(1) range, ranges we increased from our initial guidance levels upon announcing our second quarter 2019 financial results. Our capital expenditures exceeded our revised guidance range primarily as a result of our investment in additional mammography capacity on the east coast in conjunction with the rollout of the Whiterabbit.ai mammography program.”

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2020 Fiscal Year Guidance

For its 2020 fiscal year, RadNet announces its guidance ranges as follows:

Total Net Revenue	$1,175 million - $1,225 million
Adjusted EBITDA(1)	$165 million - $175 million
Capital Expenditures (a)	$70 million - $75 million
Cash Paid for Interest	$43 million - $48 million
Free Cash Flow Generation (b)	$48 million - $58 million

(a)	Net of proceeds from the sale of equipment, imaging centers and joint venture interests, and excludes New Jersey Imaging Network capital expenditures.

(b)	Defined by the Company as Adjusted EBITDA(1) less Capital Expenditures and Cash Paid for Interest.

Dr. Berger noted, “We are optimistic about our business in 2020. First, we expect 2020 to have stable reimbursement from Medicare relative to 2019. We also believe we have potential upside in our rates with private payors and capitated medical groups as we continue to work with them to drive more imaging from significantly more expensive hospital settings into our lower cost locations. Second, we expect to benefit from the contributions of acquisitions that were part of RadNet for only a portion of 2019, such as Kern Radiology and the small tuck-in acquisitions we completed on both coasts throughout 2019. We also expect in 2020 to expand several of our joint ventures on both the east and west coasts, and establish one or more new JV partnerships. Finally, we plan to accelerate our commitment to AI solutions that can result in greater productivity and accuracy of our physicians and create new population health screening offerings for certain disease processes that can be offered to payors and health plans on an economical basis.”

Dr. Berger continued, “Thus far in 2020, winter weather conditions in the northeast have been very mild and our performance in January and February has been strong. We anticipate driving organic growth from the significant capital investments we made in 2019, which included a further commitment to 3D mammography technology, the addition and upgrading of MRIs with faster scanning and new applications and the expansion of a number of our wholly-owned and joint venture centers.”

Conference Call for Today

Dr. Howard Berger, President and Chief Executive Officer, and Mark Stolper, Executive Vice President and Chief Financial Officer, will host a conference call today, at 10:30 a.m. Eastern Time. During the call, management will discuss the Company's 2019 fourth quarter and year-end results.

Conference Call Details:

Date: Thursday, March 12, 2020

Time: 10:30 a.m. ET

Dial In-Number: 800-458-4121

International Dial-In Number: 786-789-4772

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There will also be simultaneous and archived webcasts available at http://public.viavid.com/index.php?id=138203 or http://www.radnet.com under the “About RadNet” menu section and “News & Press Releases” sub-menu of the website. An archived replay of the call will also be available and can be accessed by dialing 844-512-2921 from the U.S., or 412-317-6671 for international callers, and using the passcode 3702891.

Regulation G: GAAP and Non-GAAP Financial Information

This release contains certain financial information not reported in accordance with GAAP. The Company uses both GAAP and non-GAAP metrics to measure its financial results. The Company believes that, in addition to GAAP metrics, these non-GAAP metrics assist the Company in measuring its cash-based performance. The Company believes this information is useful to investors and other interested parties because it removes unusual and nonrecurring charges that occur in the affected period and provides a basis for measuring the Company's financial condition against other quarters. Such information should not be considered as a substitute for any measures calculated in accordance with GAAP, and may not be comparable to other similarly titled measures of other companies. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Reconciliation of this information to the most comparable GAAP measures is included in this release in the tables which follow.

About RadNet, Inc.

RadNet, Inc. is the leading national provider of freestanding, fixed-site diagnostic imaging services in the United States based on the number of locations and annual imaging revenue. RadNet has a network of 335 owned and/or operated outpatient imaging centers. RadNet's core markets include California, Maryland, Delaware, New Jersey and New York. Together with affiliated radiologists, and inclusive of full-time and per diem employees and technicians, RadNet has a total of approximately 8,000 employees. For more information, visit http://www.radnet.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Specifically, statements concerning successfully integrating the Company’s acquired operations, successfully achieving 2020 financial guidance, achieving cost savings, successfully developing and integrating its information technology operations as well as new lines of business, continuing to grow its business by generating patient referrals and contracts with radiology practices and receiving third-party reimbursement for diagnostic imaging services are forward-looking statements within the meaning of the Safe Harbor. Forward-looking statements are based on management's current, preliminary expectations and are subject to risks and uncertainties, which may cause the Company's actual results to differ materially from the statements contained herein. Further information on potential risk factors that could affect RadNet's business and its financial results are detailed in its most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission. Undue reliance should not be placed on forward-looking statements, especially guidance on future financial performance, which speak only as of the date they are made. RadNet undertakes no obligation to update publicly any forward-looking statements to reflect new information, events or circumstances after the date they were made, or to reflect the occurrence of unanticipated events.

CONTACTS:

RadNet, Inc.

Mark Stolper, 310-445-2800

Executive Vice President and Chief Financial Officer

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	As of December 31,
	2019	2018
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$40,165	$10,389
Accounts receivable	154,763	148,919
Due from affiliates	1,242	595
Prepaid expenses and other current assets	43,625	46,288
Assets held for sale	2,041	2,499
Total current assets	241,836	208,690
PROPERTY, EQUIPMENT AND RIGHT-OF-USE ASSETS
Property and equipment, net	366,746	345,729
Operating lease right-of-use assets	445,477	–
Total property, equipment and right-of-use assets	812,223	345,729
OTHER ASSETS
Goodwill	440,981	418,093
Other intangible assets	42,994	40,593
Deferred financing costs	1,559	1,354
Investment in joint ventures	34,470	37,973
Deferred tax assets	34,548	31,506
Deposits and other	36,996	25,392
Total assets	$1,645,607	$1,109,330

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable, accrued expenses and other	206,206	181,028
Due to affiliates	14,347	13,089
Deferred revenue related to software sales	1,316	2,398
Current portion of deferred rent	–	3,735
Current portion of finance lease liability	3,283	–
Current portion of operating lease liability	61,206	–
Current portion of notes payable	39,691	33,653
Current portion of obligations under capital lease	–	5,614
Total current liabilities	326,049	239,517
LONG-TERM LIABILITIES
Deferred rent, net of current portion	–	31,542
Long-term finance lease liability	3,264	–
Long-term operating lease liability	420,922	–
Notes payable, net of current portion	652,704	626,507
Obligations under capital lease, net of current portion	–	6,505
Other non-current liabilities	9,529	5,006
Total liabilities	1,412,468	909,077
EQUITY
RadNet, Inc. stockholders' equity:
Common stock - $.0001 par value, 200,000,000 shares authorized; 50,314,328 and 48,977,485 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	5	5
Additional paid-in-capital	262,865	242,835
Accumulated other comprehensive (loss) income	(8,026)	2,259
Accumulated deficit	(103,159)	(117,915)
Total RadNet, Inc.'s stockholders' equity	151,685	127,184
Noncontrolling interests	81,454	73,069
Total equity	233,139	200,253
Total liabilities and equity	1,645,607	1,109,330

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE AND PER SHARE DATA)

	Years Ended December 31,
	2019	2018	2017
REVENUE
Service fee revenue, net of contractual allowances and discounts	–	–	$857,178
Provision for bad debts	–	–	(46,555)
Service fee revenue	$1,028,236	$868,741	810,623
Revenue under capitation arrangements	125,943	106,405	111,563
Total net revenue	1,154,179	975,146	922,186
OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	999,692	867,547	802,377
Depreciation and amortization	80,607	72,899	66,796
Loss (gain) on sale and disposal of equipment	2,383	(2,054)	1,142
Loss on impairment	–	3,937	–
Severance costs	1,619	1,931	1,821
Total operating expenses	1,084,301	944,260	872,136
INCOME FROM OPERATIONS	69,878	30,886	50,050

OTHER INCOME AND EXPENSES
Interest expense	48,044	43,456	40,623
Equity in earnings of joint ventures	(8,350)	(11,377)	(13,554)
Gain on re-measurement of pre-existing interest	(768)	(39,539)	–
Gain on sale of imaging centers and medical practice	–	–	(3,146)
Other expenses (income)	1,283	(181)	(258)
Total other expenses	40,209	(7,641)	23,665
INCOME BEFORE INCOME TAXES	29,669	38,527	26,385
Provision for income taxes	(6,229)	(394)	(24,310)
NET INCOME	23,440	38,133	2,075
Net income attributable to noncontrolling interests	8,684	5,890	2,022

NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$14,756	$32,243	$53

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.30	$0.67	$0.00

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.29	$0.66	$0.00

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	49,674,858	48,114,275	46,880,775
Diluted	50,244,006	48,678,999	47,401,921

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(IN THOUSANDS)

	Years Ended December 31,
	2019	2018	2017
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$23,440	$38,133	$2,075
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	80,607	72,899	66,796
Amortization of operating right-of-use assets	66,842	–	–
Provision for bad debts	–	–	46,555
Equity in earnings of joint ventures, net of dividends	248	13,469	(4,864)
Amortization and write off of deferred financing costs and loan discount	4,184	3,898	3,483
Loss (gain) on sale and disposal of equipment	2,383	(2,054)	1,142
Gain on sale of imaging centers	–	–	(3,146)
Gain on re-measurement of pre-existing interest	(768)	(39,539)	–
Loss on impairment	–	3,937	–
Stock-based compensation	8,730	7,662	6,787
Other non cash item in other expenses	(559)	–	–
Non cash severance	188	–	1,047
Change in value of contingent consideration	(3,123)	1,749	–
Changes in operating assets and liabilities, net of assets acquired and liabilities assumed in purchase transactions:
Accounts receivable	(17,482)	2,145	(37,164)
Other current assets	(2,178)	(9,248)	1,461
Other assets	(2,326)	(1,687)	(801)
Deferred taxes	(3,888)	(6,935)	19,504
Operating lease liability	(66,831)	–	–
Deferred rent	–	6,312	2,135
Deferred revenue	(1,082)	(208)	1,034
Accounts payable, accrued expenses and other	15,937	26,221	36,181
Net cash provided by operating activities	104,322	116,754	142,225
CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of imaging facilities	(27,150)	(73,192)	(27,612)
Investment at cost	(143)	(2,200)	(500)
Purchase of property and equipment	(74,153)	(72,180)	(61,336)
Proceeds from sale of equipment	1,160	2,575	852
Proceeds from sale of equity interest in a joint venture	132	–	–
Proceeds from sale of imaging and medical practice assets	–	–	8,429
Proceeds from sale of internal use software	–	248	492
Nulogix return of capital	792	–	–
Cash contribution from partner in JV formation	–	–	1,473
Equity contributions in existing and purchase of interest in joint ventures	(103)	(2,000)	(1,118)
Net cash used in investing activities	(99,465)	(146,749)	(79,320)
CASH FLOWS FROM FINANCING ACTIVITIES
Principal payments on notes and leases payable	(6,494)	(6,072)	(6,836)
Payments on senior notes	(40,742)	(33,830)	(196,666)
Proceeds from borrowings	97,144	–	164,938
Distributions paid to noncontrolling interests	(3,057)	(1,427)	(1,528)
Proceeds from sale of noncontrolling interest	5,275	–	7,720
Contributions from noncontrolling partners	750	2,640	125
Proceeds from revolving credit facility	261,200	204,300	200,800
Payments on revolving credit facility	(289,200)	(176,300)	(200,800)
Purchase of non-controlling interests	–	(200)	–
Proceeds from issuance of common stock upon exercise of options	75	20	–
Net cash provided by (used in) financing activities	24,951	(10,869)	(32,247)
EFFECT OF EXCHANGE RATE CHANGES ON CASH	(32)	(69)	26
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	29,776	(40,933)	30,684
CASH AND CASH EQUIVALENTS, beginning of period	10,389	51,322	20,638
CASH AND CASH EQUIVALENTS, end of period	$40,165	$10,389	$51,322
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the period for interest	$46,986	$37,016	$34,197
Cash paid during the period for income taxes	$5,884	$4,933	$4,939

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RADNET, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(IN THOUSANDS EXCEPT SHARE DATA)

(unaudited)

	Three Months Ended
	December 31,
	2019	2018
REVENUE
Service fee revenue	265,485	227,605
Revenue under capitation arrangements	35,356	29,606
Total revenue	300,841	257,211

OPERATING EXPENSES
Cost of operations, excluding depreciation and amortization	255,695	233,347
Depreciation and amortization	20,413	19,477
Loss on sale and disposal of equipment	898	150
Loss on IOC reporting unit goodwill and trade name impairment	–	3,937
Severance costs	564	844
Total operating expenses	277,571	257,755
INCOME FROM OPERATIONS	23,270	(544)

OTHER INCOME AND EXPENSES
Interest expense	11,454	12,113
Equity in earnings of joint ventures	(2,278)	(1,830)
Gain on re-measurement of pre-existing interest	(1,273)	(39,539)
Other expenses (income)	13	(194)
Total other expenses	7,916	(29,450)
INCOME BEFORE INCOME TAXES	15,354	28,906
(Provision for) benefit from income taxes	(2,673)	2,441
NET INCOME	12,680	31,347
Net income attributable to noncontrolling interests	2,283	2,211
NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$10,397	$29,136

BASIC NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.21	$0.60

DILUTED NET INCOME PER SHARE ATTRIBUTABLE TO RADNET, INC. COMMON STOCKHOLDERS	$0.21	$0.59

WEIGHTED AVERAGE SHARES OUTSTANDING
Basic	49,905,482	48,632,531
Diluted	50,633,570	49,259,156

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RADNET, INC.

RECONCILIATION OF GAAP NET INCOME ATTRIBUTABLE TO RADNET, INC. COMMON

SHAREHOLDERS TO ADJUSTED EBITDA(1)

(IN THOUSANDS)

	Three Months Ended
	December 31,
	2019	2018
Net Income Attributable to RadNet, Inc. Common Stockholders	$10,397	$29,136
Plus Provision for Income Taxes	2,673	(2,441)
Plus Other Expense (Income)	13	(194)
Plus Interest Expense	11,454	12,113
Plus Severance Costs	564	844
Plus Loss on Disposal of Equipment	898	150
Plus Depreciation and Amortization	20,413	19,477
Plus Non Cash Employee Stock Compensation	1,767	1,105
Plus (Gain) on Re-measurement of Pre-existing Interest	(1,273)	(39,539)
Plus Legal Settlement	–	786
Plus Loss on Goodwill/Trade Name Impairment	–	3,937
Plus Changes in the Organization of East Coast and International Operations	–	19,101

Adjusted EBITDA(1)	$46,906	$44,475

	Fiscal Year Ended
	December 31,
	2019	2018
Net Income Attributable to RadNet, Inc. Common Stockholders	$14,756	$32,243
Plus Provision for Income Taxes	6,229	394
Plus Other (Income)	1,283	(181)
Plus Interest Expense	48,044	43,456
Plus Severance Costs	1,619	1,931
Plus Loss (Gain) on Disposal of Equipment	2,383	(2,054)
Plus Legal Settlement	1,248	786
Plus Depreciation and Amortization	80,607	72,899
Plus Non Cash Employee Stock Compensation	8,730	7,662
Plus (Gain) on Re-measurement of Pre-existing Interest	(768)	(39,539)
Plus Loss on Goodwill/Trade Name Impairment	–	3,937
Plus Transaction Costs - EmblemHealth/ACP	–	681
Plus Changes in the Organization of East Coast and International Operations	–	19,101
Plus Gain on Sale of Equipment Attributable to Noncontrolling Interest	–	440

Adjusted EBITDA(1)	$164,131	$141,756

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PAYOR CLASS BREAKDOWN**

Fourth Quarter
2019

Commercial Insurance	57.6%
Medicare	20.5%
Capitation	11.8%
Workers Compensation/Personal Injury	2.2%
Medicaid	3.3%
Other	4.7%
Total	100.0%

**Calculated as percentages of global payments received from that period's dates of services.

RADNET PAYMENTS BY MODALITY *

	Fourth Quarter	Full Year	Full Year	Full Year
	2019	2019	2018	2017

MRI	35.8%	35.8%	35.2%	34.9%
CT	16.7%	16.9%	16.5%	16.2%
PET/CT	5.8%	5.6%	5.7%	5.2%
X-ray	7.6%	8.1%	8.4%	8.9%
Ultrasound	12.2%	12.4%	12.2%	12.1%
Mammography	16.0%	15.2%	15.8%	16.3%
Nuclear Medicine	1.0%	1.0%	1.1%	1.1%
Other	5.0%	4.9%	5.1%	5.2%
	100.0%	100.0%	100.0%	100.0%

Note

* Based upon global payments received from that period's dates of service.

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Footnotes

(1) The Company defines Adjusted EBITDA as earnings before interest, taxes, depreciation and amortization, each from continuing operations and excludes losses or gains on the disposal of equipment, other income or loss, loss on debt extinguishments, bargain purchase gains and non-cash equity compensation. Adjusted EBITDA includes equity earnings in unconsolidated operations and subtracts allocations of earnings to non-controlling interests in subsidiaries, and is adjusted for non-cash and extraordinary events which took place during the period.

Adjusted EBITDA is reconciled to its nearest comparable GAAP financial measure. Adjusted EBITDA is a non-GAAP financial measure used as analytical indicator by RadNet management and the healthcare industry to assess business performance, and is a measure of leverage capacity and ability to service debt. Adjusted EBITDA should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

(2) As noted above, the Company defines Free Cash Flow as Adjusted EBITDA less total Capital Expenditures (whether completed with cash or financed) and Cash Interest paid. Free Cash Flow is a non-GAAP financial measure. The Company uses Free Cash Flow because the Company believes it provides useful information for investors and management because it measures our capacity to generate cash from our operating activities. Free Cash Flow does not represent total cash flow since it does not include the cash flows generated by or used in financing activities. In addition, our definition of Free Cash Flow may differ from definitions used by other companies.

Free Cash Flow should not be considered a measure of financial performance under GAAP, and the items excluded from Adjusted EBITDA should not be considered in isolation or as alternatives to net income, cash flows generated by operating, investing or financing activities or other financial statement data presented in the consolidated financial statements as an indicator of financial performance or liquidity. As Adjusted EBITDA is not a measurement determined in accordance with GAAP and is therefore susceptible to varying methods of calculation, this metric, as presented, may not be comparable to other similarly titled measures of other companies.

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